EXHIBIT 99


                              FOR IMMEDIATE RELEASE
                                  July 24, 2003



For additional information contact:
DANIEL J. HOGARTY, JR.                                    DAVID J. DeLUCA
Chairman, President & Chief Executive Officer             Senior Vice President & Chief Financial Officer
518-270-3312                                              518-270-3206
                                                          ddeluca@troysavingsbank.com


                                     TROY FINANCIAL ANNOUNCES 8.3% INCREASE IN
                                         THIRD QUARTER EARNINGS PER SHARE

TROY, NY - Troy Financial Corporation (NASDAQ: TRYF), the bank holding company for The Troy Savings Bank and The Troy Commercial Bank, today reported earnings per diluted share of $.39 for the quarter ended June 30, 2003, an increase of 8.3% compared to earnings per diluted share of $.36 reported for the quarter ended June 30, 2002. Net income for the quarter was $3.4 million, up $24 thousand or .7% from the comparable period of the prior fiscal year.

Highlights for the quarter ended June 30, 2003 included:

o Net interest income on a tax-equivalent basis was up $378 thousand, or 3.4% over the comparable period last year.

o Asset quality remained strong, with non-performing assets at $2.5 million, or .20% of total assets at June 30, 2003 compared to $2.7 million or .24% of total assets at June 30, 2002. Net charge-offs for the quarter ended June 30, 2003, were an annualized .05% of average loans, down from .13% of average loans in the comparable period of the prior year.

o Commercial loans, including commercial real estate, construction and business loans, were up $5.8 million or 1.2%, compared to March 31, 2003, and now represent 61.8% of total loans.

o Deposits were up $11.3 million, or 1.2% compared to March 31, 2003, with an increase in core deposits of $43.9 million, or 7.0% more than offsetting the $32.6 million decrease in higher yielding time deposits. Core deposits now represent 72.7% of total deposits.

In addition, the Company continued its program of active capital management. During the quarter, the Company repurchased 100,318 shares of its stock at a cost of $2.7 million, representing approximately 1.1% of the total shares outstanding at March 31, 2003. As part of its capital management, the Company expects to continue to repurchase shares from time to time as market and business conditions warrant, improving return on average equity and earnings per share. The Company still has authority under its stock repurchase programs to repurchase 987,901 additional shares.

Daniel J. Hogarty Jr., Chairman, President and CEO of Troy Financial said, "We are pleased with our operating results in a very challenging interest rate environment, especially the growth in commercial real estate loans and core deposits. Commercial loans, including commercial real estate, construction and business loans now represent 61.8% of our loan portfolio. As part of our on-going business strategy, we expect to continue to grow this line of business. Core deposit growth, another of our business strategies, was driven by our commercial bank. The commercial bank, which provides services to municipalities, had total core deposits of $119.6 million at June 30, 2003, up $29.8 million, or 33.2% from March 31, 2003. Core deposits now represent over 72% of total deposits."

COMPARISON OF THIRD QUARTER OPERATING RESULTS TO PRIOR YEAR

The Company's improved performance this quarter compared to the same period of the prior fiscal year is primarily the result of higher net interest income and a lower loan loss provision, offset by an increase in non-interest expense and lower non-interest income. The percentage increase in diluted earnings per share exceeded the percentage increase in net income due principally to the Company's share repurchases, which have reduced the average number of diluted shares outstanding by 6.8%.

Net interest income on a tax-equivalent basis was $11.4 million for the quarter ended June 30, 2003, an increase of $378 thousand, or 3.4% from $11.0 million for the comparable period of the prior fiscal year. The increase was volume related, with average earning assets up $93.1 million or 9.1%, principally in the Company's municipal securities portfolio. The net interest margin was 4.07%, down 23 basis points from the comparable period of the prior year. The net interest margin decrease was due primarily to the 7 basis point drop in the net interest spread from the comparable period of the prior year, as the Company's earning asset growth this period has been principally in lower yielding short-term municipal securities. Although this adversely impacted the margin in the short-term, it did improve net interest income and the Company has positioned itself to reinvest at higher rates should interest rates rise. The Company expects its net interest margin to continue to decrease modestly, due to continued repricing of its loan and securities portfolios. The Company expects to continue to reduce its cost of funds, as approximately $71.6 million of time deposits will be maturing over the next three months, many of which will be re-pricing at lower rates. In addition, the Company has recently lowered its savings deposit rate and has higher cost borrowings maturing.

The Company's provision for loan losses was $120 thousand for the three months ended June 30, 2003, down $170 thousand, or 58.6% from the three months ended June 30, 2002. The decrease takes into consideration a number of factors, including for the third fiscal quarter, loan balances remaining relatively stable, and low net charge-offs, as well as continued strong asset quality. Net charge-offs were $105 thousand, or an annualized .05% of average loans for the three months ended June 30, 2003, down $135 thousand, or 56.3% compared to $240 thousand for the comparable period of 2002, which represented .13% of average loans. Non-performing loans were $2.0 million or .26% of total loans at June 30, 2003, down from the $2.6 million or .33% of total loans at June 30, 2002. The allowance for loan losses at June 30, 2003 was $14.6 million, or 1.90% of period end loans, compared to $14.5 million or 1.89% of period end loans at June 30, 2002. The allowance for loan losses as a percentage of non-performing loans was 726.81% at June 30, 2003, compared to 567.58% at June 30, 2002.

Non-interest income for the quarter ended June 30, 2003 was $1.9 million, down $165 thousand, or 8.1% from the comparable period of the prior fiscal year. The decrease was principally from lower annuity sales due to product promotions with higher rates in the prior year. Furthermore, brokerage commissions, which are part of other income, and loan servicing fees, were adversely impacted by current market conditions. Somewhat offsetting these decreases, were increases in service charges on deposits and net rental income from real estate partnerships. Service charges on deposit accounts increased $145 thousand or 29.5% due in part to a new overdraft protection product, as well as higher service fees on commercial business accounts. Net rental income from real estate partnerships was up $129 thousand, as the comparable period had only two months of net rental income, since the partnership was entered into in May 2002.

Non-interest expenses were $7.4 million for the three months ended June 30, 2003, unchanged from the March quarter, but up $329 thousand, or 4.7% from the comparable period of the prior fiscal year. The increase was principally in compensation and employee benefits, which were up $373 thousand, or 8.8% due to increased pension and medical costs, as well as merit-related salary increases and staff additions. Pension costs increased approximately $250 thousand, as lower interest rates increased pension liabilities and weak investment performance this past fiscal year reduced plan assets.

Troy Financial Corporation, headquartered in Troy, New York, is the bank holding company for The Troy Savings Bank and The Troy Commercial Bank. Founded in 1823, The Troy Savings Bank is the oldest state chartered savings bank in New York State. Troy Financial is a full-service financial services company and The Troy Savings Bank is one of the leading community banks in New York's Capital Region with twenty-one branch offices. Troy Financial through its subsidiaries, offers a wide variety of business, retail and municipal banking products, as well as a full range of trust, insurance, and investment services. The Company's primary sources of funds are deposits and borrowings, which it uses to originate residential and commercial real estate mortgages, commercial business loans, and consumer loans throughout its primary market area consisting of eight New York counties: Albany, Greene, Rensselaer, Saratoga, Schenectady, Schoharie, Warren and Washington. Troy Financial Corporation is traded on the Nasdaq Stock Market under the ticker symbol "TRYF." The Bank's web site is www.troysavingsbank.com.

Statements in this news release contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs of management as well as assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others, the impact of changes in market interest rates and general economic conditions, changes in government regulations, changes in accounting principles and the quality or composition of the loan and investment portfolios. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time.



                                       ###
                           Troy Financial Corporation
                             Second & State Streets
                              Troy, New York 12180

================================================================================

                          TROY FINANCIAL CORPORATION
                 SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                 (Unaudited)


SELECTED CONSOLIDATED FINANCIAL                   AT JUNE 30,  AT MAR 31,   AT DEC 31,  AT SEPT 30,    AT JUNE 30,
CONDITION DATA                                       2003         2003         2002         2002           2002
--------------                                       ----         ----         ----         ----           ----
                                                                          (DOLLARS IN THOUSANDS)

Total assets                                      $1,247,755   $1,230,433   $1,196,660   $1,288,877   $1,142,819
Earning assets (at amortized cost)                 1,123,636    1,105,535    1,076,308    1,162,949    1,027,721
Loans receivable                                     770,312      781,500      777,417      765,067      765,350
Allowance for loan losses                             14,638       14,623       14,600       14,538       14,496
Securities available for sale ( at fair value )      354,223      327,243      300,727      394,067      263,491
Securities held to maturity
  ( at amortized cost )
                                                         712          765          838          883          952
Cash & cash equivalents                               26,540       26,708       22,980       34,020       20,279
Loans held for sale                                    1,829        1,067        2,231          891        1,505
Goodwill, net                                         30,909       30,909       30,909       30,909       30,909
Core deposit intangibles, net
                                                         276          288          300          311          323
Deposits                                             925,427      914,154      894,309      882,968      841,673
Borrowings                                           140,871      139,907      121,568      222,355      114,025
Shareholders' equity                                 154,579      154,841      156,185      157,854      162,366

                                                         AT OR FOR THE THREE MONTHS ENDED    AT OR FOR THE NINE MONTHS ENDED
                                                         --------------------------------    -------------------------------
SELECTED CONSOLIDATED                                   JUNE 30,     MAR 31,      JUNE 30,    JUNE 30,     JUNE 30,
OPERATING DATA                                            2003         2003         2002        2003         2002
--------------                                            ----         ----         ----        ----         ----

                                                           (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE AMOUNTS)

Interest and dividend income                           $   15,292   $   15,600   $   16,259   $   46,829   $   49,885
Interest expense                                            4,547        4,910        5,882       14,770       18,730
                                                       ----------   ----------   ----------   ----------   ----------
     Net interest income                                   10,745       10,690       10,377       32,059       31,155
Provision for loan losses                                     120          150          290          420          976
                                                       ----------   ----------   ----------   ----------   ----------
     Net interest income after
       provision for loan losses                           10,625       10,540       10,087       31,639       30,179
                                                       ----------   ----------   ----------   ----------   ----------
Non-interest income:
     Service charges on deposits                              637          503          492        1,675        1,400
     Net rental income from real estate partnerships          389          411          260        1,188          260
     Loan servicing fees                                       22           29           62          107          199
     Trust service fees                                       187          176          164          537          590
     Commission from annuity sales                             87          113          324          252          631
     Net gains from securities transactions                    76           67           65          209           92
     Net gains from mortgage loan sales                        74           92           29          224           42
     Other income                                             399          460          640        1,394        1,834
                                                       ----------   ----------   ----------   ----------   ----------
Total non-interest income                                   1,851        1,871        2,036        5,586        5,048
                                                       ==========   ==========   ==========   ==========   ==========

Non-interest expenses:
     Compensation and employee benefits                     4,598        4,535        4,225       13,664       12,427
     Occupancy, furniture, fixtures and equipment             859          892          830        2,550        2,525
     Computer charges                                         540          493          478        1,546        1,521
     Other real estate expenses, net                           21           24            8           34           25
     Core deposit intangibles amortization                     12           12           12           36           36
     Other expenses                                         1,373        1,446        1,521        4,398        4,194
                                                       ----------   ----------   ----------   ----------   ----------
Total non-interest expenses                                 7,403        7,402        7,074       22,228       20,728
                                                       ----------   ----------   ----------   ----------   ----------
Income before income tax expense                            5,093        4,989        5,049       14,997       14,499
Income tax expense                                          1,666        1,614        1,646        4,860        4,751
                                                       ----------   ----------   ----------   ----------   ----------
Net income                                             $    3,427   $    3,375   $    3,403   $   10,137   $    9,748
                                                       ----------   ----------   ----------   ----------   ----------
Net interest income on a tax equivalent basis          $   11,358   $   11,278   $   10,980   $   33,836   $   32,736

Share and Per Share Data
Shares outstanding at period-end                        9,250,842    9,347,472    9,947,004    9,250,842    9,947,004
Weighted average shares outstanding - basic             8,383,500    8,492,463    8,963,939    8,479,155    9,070,136
Weighted average shares outstanding - diluted           8,887,544    8,990,882    9,540,491    8,987,263    9,618,377
Basic earnings per share                               $     0.41   $     0.40   $     0.38   $     1.20   $     1.07
Diluted earnings per share                             $     0.39   $     0.38   $     0.36   $     1.13   $     1.01
Book value per share                                   $    16.71   $    16.57   $    16.32   $    16.71   $    16.32
Tangible book value per share                          $    13.34   $    13.23   $    13.18   $    13.34   $    13.18
Market price at period end                             $    27.15   $    25.53   $    30.10   $    27.15   $    30.10
Cash dividends paid per share                          $     0.16   $     0.21   $     0.12   $     0.51   $     0.35



                           TROY FINANCIAL CORPORATION
                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)


                                                           THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                           ------------------                  -----------------
SELECTED CONSOLIDATED AVERAGE                      JUNE 30,       MAR 31,      JUNE 30,      JUNE 30,      JUNE 30,
FINANCIAL CONDITION DATA                             2003          2003         2002          2003           2002
------------------------                             ----          ----         ----          ----           ----
                                                                        DOLLARS IN THOUSANDS)
Loans                                            $  780,809    $  777,235    $  765,127    $  775,785    $  762,219
Loans held for sale                                   1,927         1,421           679         1,839         1,296
Securities available for sale
  ( at amortized cost)                              334,042       317,647       257,905       313,342       242,775
Securities held to maturity
  ( at amortized cost)                                  736           805           974           802         1,245
Other earning assets                                    705           591           483           905         1,212
                                                 ----------    ----------    ----------    ----------    ----------
Total earning assets                              1,118,219     1,097,699     1,025,168     1,092,673     1,008,747
Other assets, net                                   115,209       115,536       103,695       115,765        98,287
                                                 ----------    ----------    ----------    ----------    ----------
Total assets                                     $1,233,428    $1,213,235    $1,128,863    $1,208,438    $1,107,034
                                                 ==========    ==========    ==========    ==========    ==========
Now and Super Now accounts                       $  129,144    $  128,494    $  119,761    $  127,436    $  117,998
Money market accounts                               158,218       133,676        85,856       137,545        61,037
Savings accounts                                    277,271       273,638       265,315       273,952       259,058
Time deposits                                       268,076       287,168       295,441       281,840       311,077
Escrow accounts                                       4,324         2,179        4,832          3,299         3,885
                                                 ----------    ----------    ----------    ----------    ----------

Total interest-bearing deposits                     837,033       825,155       771,205       824,072       753,055
Securities sold under agreements to repurchase       10,000        10,882        12,803        12,046        13,296
Short-term borrowings                                21,457        24,206        20,411        19,846        25,175
Long-term borrowings                                114,856       102,367        78,390       101,799        68,090
                                                 ----------    ----------    ----------    ----------    ----------
Total interest-bearing liabilities                  983,346       962,610       882,809       957,763       859,616
Non-interest-bearing deposits                        75,083        73,853        65,610        74,593        64,320
Other liabilities                                    20,707        21,348        18,763        21,057        19,456
Shareholders' equity                                154,292       155,424       161,681       155,025       163,642
                                                 ----------    ----------    ----------    ----------    ----------
Total liabilities & equity                       $1,233,428    $1,213,235    $1,128,863    $1,208,438    $1,107,034
                                                 ==========    ==========    ==========    ==========    ==========

PROFITABILITY RATIOS
--------------------
  Return on average assets                             1.11%         1.13%         1.21%         1.12%         1.18%
  Return on average equity                             8.91%         8.81%         8.44%         8.74%         7.96%
  Net interest spread (TE)                             3.84%         3.83%         3.91%         3.87%         3.89%
  Net interest margin (TE)                             4.07%         4.17%         4.30%         4.14%         4.34%
  Efficiency ratio (TE)                               56.12%        56.48%        54.56%        56.60%        54.93%
  Operating expenses to average assets ratio           2.40%         2.47%         2.51%         2.46%         2.50%

(TE) tax equivalent basis



                                                AT OR FOR THE THREE MONTHS ENDED
                                                --------------------------------
                                           JUNE 30,  MAR 31,  DEC 31,  SEPT 30, JUNE 30,
CAPITAL RATIOS                               2003     2003     2002      2002     2002
--------------                               ----     ----     ----      ----     ----
                                                       (Dollars in thousands)
Equity to total assets                      12.39%   12.58%   13.05%   12.25%   14.21%
Tangible equity to tangible assets (*)      10.14%   10.31%   10.72%   10.07%   11.80%

* Tangible equity to tangible assets excludes goodwill and core deposit intangibles, net.

ASSET QUALITY
-------------

Non-accrual loans
  Real estate loans:
     Residential mortgage                           $  749    $1,158    $1,300    $1,147    $1,445
     Commercial mortgage                               334       343       541       555       595
     Construction                                       --        --        --        --        --
                                                ----------  --------  --------  --------   -------
        Total real estate loans                      1,083     1,501     1,841     1,702     2,040
Commercial business loans                              278       281       262       264       393
Home equity lines                                       22        51        58        30        42
Other consumer loans                                   101       117       148       101        79
                                                ----------  --------  --------  --------   -------
  Total non-accrual loans                            1,484     1,950     2,309     2,097     2,554
Restructured loans                                     530       530        --        --        --
                                                ----------  --------  --------  --------   -------
  Total nonperforming loans                          2,014     2,480     2,309     2,097     2,554
Other real estate owned                                447       336       125       352       154
                                                ----------  --------  --------  --------   -------
  Total nonperforming assets                        $2,461    $2,816    $2,434    $2,449    $2,708
                                               ===========  ========  ========  ========   =======
Net charge-offs                                     $  105    $  127    $   88       148       240
Net charge-offs as a % of average loans               0.05%     0.07%     0.05%     0.08%     0.13%
Provision for loan losses as a % of average loans     0.06%     0.08%     0.08%     0.10%     0.15%
Nonperforming loans to total loans                    0.26%     0.32%     0.30%     0.27%     0.33%
Nonperforming assets to total assets                  0.20%     0.23%     0.20%     0.19%     0.24%
Allowance for loan losses to total loans              1.90%     1.87%     1.88%     1.90%     1.89%
Allowance to non-performing loans                   726.81%   589.64%   632.31%   693.28%   567.58%

                           TROY FINANCIAL CORPORATION
                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

                                       JUNE 30,    MAR 31,      DEC 31,       SEPT 30,    JUNE 30,
LOAN COMPOSITION:                        2003       2003         2002           2002        2002
-----------------                        ----       ----         ----           ----        ----
                                                            (DOLLARS IN THOUSANDS)
Real estate loans:
  Residential                        $ 258,756    $ 276,193    $ 287,262    $ 300,776    $ 308,325
  Commercial                           336,459      313,801      314,377      298,995      291,855
  Construction                          16,670       24,762       22,376       17,075       14,132
                                     ---------    ---------    ---------    ---------    ---------
    Total real estate loans            611,885      614,756      624,015      616,846      614,312
                                     ---------    ---------    ---------    ---------    ---------
Commercial business loans              122,753      131,524      121,807      118,349      120,937
Consumer loans:
  Home equity lines                     25,900       23,583       18,389       14,796       12,658
  Other consumer                        11,102       12,816       14,516       16,678       19,005
                                     ---------    ---------    ---------    ---------    ---------
    Total consumer loans                37,002       36,399       32,905       31,474       31,663
                                     ---------    ---------    ---------    ---------    ---------
Gross loans                            771,640      782,679      778,727      766,669      766,912
Net deferred loan fees / discounts      (1,328)      (1,179)      (1,310)      (1,602)      (1,562)
                                     ---------    ---------    ---------    ---------    ---------
    Total loans                        770,312      781,500      777,417      765,067      765,350
    Allowance for loan losses          (14,638)     (14,623)     (14,600)     (14,538)     (14,496)
                                     =========    =========    =========    =========    =========
    Total loans receivable, net      $ 755,674    $ 766,877    $ 762,817    $ 750,529    $ 750,854
                                     =========    =========    =========    =========    =========


                          JUNE 30,     MAR 31,   DEC 31,   SEPT 30,   JUNE 30,
DEPOSIT COMPOSITION:        2003        2003      2002       2002       2002
--------------------        ----        ----      ----       ----       ----
                                         (DOLLARS IN THOUSANDS)

Savings accounts           $279,075   $276,705   $274,323   $271,632   $270,045
Money market accounts       179,330    137,268    130,816    108,635     92,263
NOW & Super NOW accounts    132,964    133,163    129,569    124,319    118,489
Demand accounts              81,394     81,713     74,209     81,413     67,911
                          =========  =========  =========  =========  =========
    Total core deposits     672,763    628,849    608,917    585,999    548,708
Time accounts               252,664    285,305    285,392    296,969    292,965
                          ---------  ---------  ---------  ---------  ---------
    Total deposits         $925,427   $914,154   $894,309   $882,968   $841,673
                          =========  =========  =========  =========  =========